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                                                                 DRAFT 10/02/97

                     1,600,000 Trust Preferred Securities

                              FIB Capital Trust

                   % Cumulative Trust Preferred Securities
           (Liquidation Preference of $25 per Trust Preferred Security)
                    Fully and Unconditionally Guaranteed by

                       First Interstate BancSystem, Inc.

                              UNDERWRITING AGREEMENT

                                                                         , 1997

D. A. DAVIDSON & CO.
 as Representative of the Several Underwriters
c/o D. A. Davidson & Co.
8 Third Street North
Davidson Building
Great Falls, Montana 59401

Ladies and Gentlemen:

         First Interstate BancSystem, Inc., a Montana corporation (the "Company"), as Depositor and as guarantor, and its fiduciary subsidiary, FIB Capital Trust, a statutory business trust organized under the Delaware Business Trust Act (the "Delaware Act") (the "Trust" and, together with the Company, the "Offerors"), propose that the Trust issue and sell to the several underwriters named in Schedule I hereto (each an "Underwriter" and collectively the "Underwriters"), for which you are acting as representative (the "Representative"), an aggregate of 1,600,000 of the Trust's _______% Cumulative Trust Preferred Securities, with a liquidation preference of $25 per Trust Preferred Security (the "Trust Preferred Securities"), the terms of which are more fully described in the Prospectus (as hereinafter defined). The Offerors propose that the Trust issue the Trust Preferred Securities pursuant to an Amended and Restated Trust Agreement among Wilmington Trust Company, as Delaware Trustee and as Property Trustee, the administrative trustees named therein (the "Administrative Trustees") and the Company (the "Trust Agreement"). The Trust Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Guarantee") pursuant to a Guarantee Agreement (the "Guarantee Agreement"), to be dated ____________, 1997, between the Company and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus with respect to the Company's agreement pursuant to the Expense

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Agreement (as defined herein) to pay all expenses relating to administration of the Trust.

         The proceeds of the sale of the Trust Preferred Securities and the common securities of the Trust (liquidation amount $25.00 per common security (the "Common Securities")) will be used to purchase junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures") issued by the Company pursuant to an Indenture (the "Indenture"), to be dated ___________, 1997, between the Company and Wilmington Trust Company, as Debenture Trustee (the "Debenture Trustee").

         The Offerors hereby confirm their agreement with respect to the sale of the Trust Preferred Securities to the Underwriters.

         As the Representative, you have advised the Offerors (i) that you are authorized to enter into this Underwriting Agreement on behalf of the Underwriters and (ii) that the Underwriters are willing, acting severally and not jointly, to purchase the number of Trust Preferred Securities, aggregating 1,600,000 in total, set forth opposite their respective names in
Schedule I.

         1. REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form S-1 (File Nos. 333-_____) with respect to the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures, including a preliminary form of prospectus, has been prepared by the Offerors in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and the Trust Indenture Act of 1939, as amended (the Trust Indenture Act") and the rules and regulations thereunder and has been filed with the Commission; and, if the Offerors have elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Offerors will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to the Underwriters.

         If the Offerors have elected not to rely upon Rule 430A of the Rules and Regulations, the Offerors have prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations) if necessary to complete the Prospectus. If the Offerors have elected to rely upon Rule 430A of the Rules and Regulations, they will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement, as amended at the time it is or was declared effective by


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the Commission, and, in the event of any amendment thereto after the effective date and prior to the Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement". The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission and any related prospectus supplement or supplements specifically relating to the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures as filed with or promptly hereafter filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus", except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Offerors for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Offerors with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Offerors for use in connection with the offering of the Trust Preferred Securities (whether or not required to be filed by the Offerors with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Offerors for such use. The term "Preliminary Prospectus" as used herein means the preliminary prospectus included in any Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

            2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            (a) The Offerors represent and warrant to, and agree with, each of the Underwriters as follows:

            (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission nor have any proceedings been instituted or, to the best of the Company's knowledge, threatened for that purpose. Each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein,

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     in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative on behalf of any Underwriter for use in the preparation thereof.

           (ii) As of the time the Registration Statement is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus and at the Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations and the Registration Statement and Prospectus conformed or will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations thereunder, (B) the Registration Statement did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to (i) statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Offerors by the Representative on behalf of any Underwriter specifically for use in the preparation thereof and (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification ("Form T-1") under the Trust Indenture Act. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Offeror's knowledge, threatened by the Commission.

          (iii) The documents of the Company incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact

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     required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Offerors by the Representative on behalf of any Underwriter specifically for use in the preparation thereof.

           (iv) The consolidated financial statements of the Company and its subsidiaries, together with the notes thereto, contained in or incorporated by reference in the Registration Statement, Preliminary Prospectus and Prospectus comply in all material respects with the requirements of the Act, the Rules and Regulations and the Exchange Act and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated in the Registration Statement and Prospectus); and the supporting schedules incorporated by reference in the Registration Statements present fairly the information required to be stated therein. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus. The financial information included in the Preliminary Prospectus and Prospectus under the caption "Summary Consolidated Financial Data and Other Information" presents fairly the information purported to be shown therein at the dates and for the periods indicated.

            (v) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Montana, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, is registered as a savings and loan holding company under Section 10 of the Home Owners' Loan Act, as amended, and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a material adverse effect upon the Company's business, condition (financial or otherwise) or properties. Each subsidiary of the Company, has been duly incorporated or organized and is in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole. The


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     Company and its subsidiaries have all requisite power and authority
     (corporate and other) to own its properties and conduct its business as it is currently being carried on and as described in the Prospectus.
     The Company owns all of the outstanding capital stock of the Company's subsidiaries, free of any liens, claims charges or encumbrances. The accounts of each subsidiary are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum applicable amount in accordance with the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such membership or insurance are pending, or, to the knowledge of the Company, threatened.

           (vi) KPMG Peat Marwick LLP, who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

          (vii) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with full trust power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Trust Preferred Securities, the Common Securities and the Trust Agreement and is authorized to do business in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Company's condition (financial or otherwise), earnings, business, prospects, assets, results of operations or properties taken as a whole; the Trust has conducted and will conduct no business other than the transactions contemplated by the Trust Agreement and described in the Prospectus; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

         (viii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise disclosed therein or in the documents incorporated therein by reference, (i) there has been no material adverse change in the condition (financial or otherwise) of the Company, the Trust or its or their subsidiaries, or in the financial results, business affairs or business prospects of the Trust, the Company or its subsidiaries, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company, its subsidiaries or the Trust which would materially affect the Company, the

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     subsidiaries or the Trust, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or on any class of capital stock of a subsidiary, except regular quarterly cash dividends declared by the Board of Directors of the Company and paid by the Company in the ordinary course of business in accordance with the dividend policy established by the Board of Directors, (iv) neither the Company, the Trust nor any subsidiary has incurred, other than in the ordinary course of business, any material liabilities or obligations, direct or contingent, and (v) there has not been (A) any change in the capital stock of the Company or any subsidiary (except for options granted (or the exercise thereof) pursuant to or shares of Common Stock issued pursuant to the employee benefit plans of, or as compensation to the directors of, the Company described in the documents incorporated by reference in the Registration Statement), or any issuance of options, warrants, convertible securities or other rights to purchase capital stock of the Company or any subsidiary, or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company or any subsidiary, except indebtedness and deposit liabilities incurred by the Bank in the ordinary course of its banking business. Neither the Trust, the Company nor any of its subsidiaries has any material contingent liabilities which are not disclosed in the Prospectus or in the Registration Statement or in the documents incorporated therein by reference.

           (ix) Except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus or in the documents incorporated therein by reference, there is not pending or, to the knowledge of the Trust or the Company, threatened or contemplated, any action, suit or proceeding to which the Trust, the Company or any subsidiary of the Company is a party or to which either of their assets may be subject, before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator, the disposition of which could reasonably be expected to result in any material adverse change in the condition (financial or otherwise) of the Trust, the Company or its subsidiaries, taken as a whole, or in the financial results, business affairs or business prospects of the Trust or the Company and its subsidiaries, taken as a whole or the disposition of which would materially and adversely affect the consummation of this Agreement.

            (x) There are no contracts or documents of the Trust, the Company or any subsidiary of the Company that are required to be filed or incorporated by reference as exhibits to the Registration Statement by the Act or by the Rules and Regulations which contracts or documents have not been so filed or incorporated by reference as required.



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           (xi)  The execution, delivery and performance by the Company and/or the Trust, as the case may be, of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Trust Preferred Securities by the Trust and the Junior Subordinated Debentures by the Company, will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Trust, the Company or any of its subsidiaries is a party or by which any of such companies or their respective properties or assets may be bound, or (B) violate any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Trust, the Company or any of its subsidiaries or any of their respective properties or assets, which breaches, violations, defaults or liens in the case of clause (A) and (B) would, in the aggregate, have a material adverse effect on the Trust, the Company and its subsidiaries, taken as a whole, and will not violate or conflict with any provision of the articles of incorporation, charter, bylaws or other governing documents of the Company or any of its subsidiaries or the Trust's Trust Agreement or its certificate of trust filed with the state of Delaware on ____________, 1997 (the "Certificate of Trust"). No consent, approval, authorization, order or decree of any court or governmental or regulatory agency or body having jurisdiction over the Trust, the Company or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement and the consummation of the transactions contemplated hereby and thereby, except as may be required under state securities or Blue
     Sky laws.   Each of the Indenture, the Trust Agreement and the Guarantee
     Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.

          (xii) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Trust and is a valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles and except as obligations of the Company and the Trust under the indemnification provisions hereof may be limited under federal or state securities laws.


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         (xiii)  Each of the Company and the Trust has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement. All necessary corporate proceedings of the Company and the Trust have been duly taken to authorize the execution, delivery and performance by each of the Company and the Trust of the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement, as the case may be. The Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement have been duly authorized, and when executed and delivered by the Company and/or the Trust, as the case may be, will be a valid and binding obligation of the Company and/or the Trust, as the case may be, enforceable against the Company and/or the Trust, as the case may be, in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles.

          (xiv) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding shares of capital stock have been duly authorized, validly issued and are fully paid and nonassessable. Neither the filing of the Registration Statement nor the offering or sale of the Trust Preferred Securities or the Junior Subordinated Debentures, as contemplated by this Agreement, gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of capital stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized, validly issued and are fully paid and nonassessable.

           (xv) The Junior Subordinated Debentures have been duly authorized by the Company and at the Closing Date will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the statements relating thereto in the Prospectus.

          (xvi) The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company


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     against payment therefor as described in the Registration Statement and
     Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (xvii) The Trust Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Trust Agreement and will in all material respects conform to the statements relating thereto contained in the Prospectus; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; and holders of Trust Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

        (xviii) The Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement are in substantially the respective forms filed as exhibits to the Registration Statement.

          (xix) The Company's obligations under the Guarantee are subordinated and junior in right of payment to all "Senior and Subordinated Debt" (as defined in the Indenture) of the Company.

           (xx) The Junior Subordinated Debentures are subordinate and junior in right of payment to all "Senior and Subordinated Debt" of the Company.

          (xxi) Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

         (xxii) Neither the Company, the Trust nor any subsidiary of the Company is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject nor has it failed to obtain any license, certificate, permit, franchise or other governmental authorization, registration, acceptance or approval necessary to the ownership, leasing or operation of its property or to the conduct of its business as it is currently being carried on and as described in the Preliminary Prospectus or the Prospectus, which violation or failure to obtain would have a material adverse effect on the condition (financial or otherwise) of the Company and its subsidiaries, or on the financial results, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

         (xxiii) Neither the Company nor any subsidiary of the Company is in violation of its respective articles of incorporation, charter or bylaws or other governing documents; the Trust is not in violation of its Trust Agreement or its Certificate of Trust or other governing documents; none of the Company, the Trust or any subsidiary of the Company is in violation or default of any material obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, the Trust or any such subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company, the Trust or any such subsidiary is subject, where any such default, breach or violation would have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement, the Junior Subordinated Debentures or the Trust Preferred Securities.

          (xxiv) The Company and its subsidiaries have good title to all properties owned by them that are material to the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except (i) as do not materially interfere with the use made of such properties, (ii) referred to in the Registration Statement, the Preliminary Prospectus and the Prospectus (including the notes to the financial statements included or incorporated by reference therein and the documents incorporated by reference therein), or (iii) as could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or any subsidiary; each of Company and its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, to the best of the Company's knowledge, no name which the Company or any subsidiary uses and no other aspect of the business of the Company or any subsidiary will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and its subsidiaries, taken as a whole, and neither the Company nor any subsidiary has received any notice alleging any such infringement or fee.

           (xxv) The Company maintains insurance of the type and in the amounts generally deemed adequate for its business and consistent with insurance maintained by similar companies in similar businesses.

          (xxvi) Each of the Trust and the Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries or the Trust is contesting in good faith.

         (xxvii) The Company, the Trust and each the subsidiaries of the Company have all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, material to the ownership of their respective properties and conduct of their respective businesses as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The conduct of the business of the Company, the Trust and each of the subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition, business or results of operation of the Company, the Trust and the subsidiaries taken as a whole.

        (xxviii) The Offerors have not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Trust Preferred Securities and the Common Stock other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Offerors.

          (xxix) None of the Trust, the Company or any subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

           (xxx) Neither the Company, the Trust nor any of its officers, directors (as defined in the Rules and Regulations) has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company or the Trust, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or the Trust, to facilitate the sale or resale of any of the Trust Preferred Securities.

          (xxxi) Neither of the Offerors nor any of their affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

         (xxxii) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (xxxiii) Other than as contemplated by this Agreement or described in the Registration Statement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (xxxiv) No report or application filed by the Company or any subsidiary with the FRB, the Office of Thrift Supervision (the "OTS"), [NAME OF MONTANA REGULATOR], the FDIC or other regulatory authority having jurisdiction over it (each such report or application, together with all exhibits thereto, a "Regulatory Report"), as of the date it was filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when made or failed to comply with the applicable requirements of the FRB, the OTS, [NAME OF MONTANA REGULATOR], the FDIC or such other regulatory authority (the "Banking Regulators"), as the case may be. The Company and each subsidiary has filed each Regulatory Report that it was required to file with any Banking Regulator.

           (xxxv) The proceeds from the sale of the Trust Preferred Securities will constitute "tier 1" capital (as defined in 12 C.F.R. Part 325) to the maximum extent permitted by rules of the FRB.

          (xxxvi) Each of the subsidiaries has properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of the Company and its subsidiaries, taken as a whole, all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither of the subsidiaries nor any director, officer or employee of either subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

         (xxxvii) The conditions for use of Form S-1, as set forth in the General Instructions thereto, have been satisfied.

        (xxxviii) Each of the Company and its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) which could have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries for which the Company or any subsidiary would have any liability; neither the Company nor any subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"), in each case which could have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and each "pension plan" for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 501(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such loss as would not have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.

         (xxxix) No hazardous substances, hazardous wastes, pollutants or contaminants have been deposited or disposed of in, on or under the properties of the Company or any subsidiary (including properties owned, managed or controlled by a subsidiary in connection with its lending operations) during the period in which the Company or any subsidiary has owned, occupied, managed, controlled or operated such properties in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations or remedial actions, a material adverse effect on the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

         (b) Any certificate signed by any officer of the Company or a trustee of the Trust and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

            3. PURCHASE, SALE AND DELIVERY OF TRUST PREFERRED SECURITIES; ADVISORY FEE.

            On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, the respective number of Trust Preferred Securities set forth opposite the name of each such Underwriter in Schedule I hereto. The purchase price per Trust Preferred Security shall be $25.00 per share. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Trust Preferred Securities (together with the entire proceeds from the sale by the Trust to the Company of the Common Securities) will be used to purchase the Junior Subordinated Debentures, at the Closing the Company hereby agrees to pay to the Representative, on behalf of the several Underwriters, a commission of $______ per Trust Preferred Security ($________ in the aggregate) delivered by the Trust hereunder at the Closing Date.

         The Trust Preferred Securities will be delivered by the Company to the Representative against payment of the purchase price therefor by certified or official bank check or wire transfer of same day funds payable to the Company at the offices of D.A. Davidson & Co., 8 Third Street North, Great Falls, Montana 59401, or such other location as may be mutually acceptable, at 9:00 a.m. Rocky
Mountain time on the third (or if the Trust Preferred Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, on the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "Closing Date." Delivery of the Trust Preferred Securities may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative. Certificates representing the Trust Preferred Securities, in definitive form and in such denominations and registered in such names as the Representative may request upon at least two business days' prior notice to the Company shall be prepared and will be made available for checking and packaging, not later than 10:30 a.m., Rocky Mountain time, on the business day next preceding the Closing Date at the offices of D.A. Davidson & Co., 8 Third Street North, Great Falls, Montana 59401, or such other location as may be mutually acceptable.

         Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with any other Underwriter or with the Offerors.

         It is understood that you, on your own behalf and not as Representative, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for the Trust Preferred Securities to be purchased by such Underwriter or Underwriters. No such payment by you shall relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

     4.   COVENANTS.

          (a) The Offerors jointly and severally covenant and agree with the several Underwriters as follows:

              (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify the Representative promptly, (i) of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective, (ii) any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed, (iii) of the receipt of any comments from the Commission, and (iv) of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Offerors will prepare and file with the Commission, promptly upon the Representative's request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in the Representative's reasonable opinion, may be necessary or advisable in connection with the distribution of the Trust Preferred Securities; and the Offerors will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which the Representative shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

             (ii) The Offerors will advise the Representative, promptly after they shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Trust Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Offerors will promptly use their best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

            (iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Trust Preferred Securities is required to be delivered under the Act, the Offerors will comply as far as they are able with all requirements imposed upon them by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Trust Preferred Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary, in the written opinion of counsel to the Underwriters, to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Offerors will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters and at the expense of the Company) so as to correct such statement or omission or effect such compliance.

             (iv) The Offerors will use their best efforts to qualify the Trust Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Offerors would become subject to service of general process or to qualification to do business as a foreign corporation. In each jurisdiction in which the Trust Preferred Securities have been so qualified, the Offerors will file such statements and reports as may be required to be filed by it by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

              (v) The Offerors will furnish to the Underwriters copies of the Registration Statement as originally filed (including all exhibits filed therewith), a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits), each of the Preliminary Prospectuses, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

             (vi) For a period of five years commencing with the date hereof, the Company will furnish to the Representative copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and of such other documents, proxy statements, reports and information as are furnished by the Company to its stockholders generally.

            (vii) The Company will make generally available to its security holders and holders of the Trust Preferred Securities as soon as practicable, but in any event not later than 18 months after the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including at the option of the Company Rule 158).

           (viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 8(a) hereof or is terminated, will pay or cause to be paid all costs and expenses incident to the performance of the obligations of each Offeror hereunder, including, without limitation, (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the issuance, transfer and delivery of the Trust Preferred Securities, (B) all expenses and fees (including, without limitation, fees and expenses of each Offeror's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation printing, filing, delivery, and shipping of the Registration Statement, the Trust Preferred Securities, each Preliminary Prospectus, the Prospectus, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda and any legal investment survey requested by the Representative, and the Indenture, (C) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Trust Preferred Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Representative shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Securities, (F) listing fees, if any, (G) the fees and expenses of the Debenture Trustee, including the fees and disbursements of counsel for the Debenture Trustee in connection with the Indenture and Junior Subordinated Debentures, (H) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Trust Agreement and the Certificate of Trust, (I) rating agency fees, if any, and (J) all other costs and expenses incident to the performance of the Offerors' obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Trust Preferred Securities provided for herein is not consummated by reason of action by either Offeror pursuant to Section 8(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of either Offeror to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by either Offeror is not fulfilled (and such non-fulfillment is not due to the Underwriters' actions or omissions), the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, without limitation, reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Trust Preferred Securities or in contemplation of performing their obligations hereunder. Neither Offeror shall in any event be liable to any Underwriter for loss of anticipated profits from the transactions covered by this Agreement.

             (ix) The Offerors will apply the net proceeds from the sale of the Trust Preferred Securities and the Common Securities to be sold by the Trust, and the Company will apply the proceeds from the sale of the Junior Subordinated Debentures, for the purposes set forth in the Prospectus under the caption "Use of Proceeds."

              (x) The Offerors have not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of either Offeror to facilitate the sale or resale of the Trust Preferred Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

             (xi) Neither Offeror will incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (xii) The Offerors will inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the Trust Preferred Securities by the Underwriters if either of them commence engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

            (xii) The Offerors will not claim the benefit of any usury laws against any holder of the Trust Preferred Securities.

     5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Offerors contained herein, to the performance by each Offeror of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 p.m., Rocky Mountain time, on the date of this Agreement, or such later time and date as the Underwriters shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued and no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Representative's reasonable satisfaction.

         (b) The Representative shall not have advised the Company or the Trust that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in the Representative's reasonable opinion, is material, or omits to state a fact which, in the Representative's reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading, and such misstatement or omission has not been corrected.

         (c) Except as contemplated in the Prospectus or the Registration Statement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Trust, the Company or any subsidiary of the Company shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, except regular quarterly cash dividends declared by the Board of Directors of the Company and paid by the Company in the ordinary course of business in accordance with the dividend policy established by the Board of Directors; and there shall not have been any change in the capital stock (except for options granted (or the exercise thereof) pursuant to or shares of Common Stock issued pursuant to any employee benefit plan of, or as compensation to the directors as discussed in the Registration Statement or the Prospectus), or any material change in the short-term or long-term debt, including capitalized lease obligations (except such increases as are incurred in the ordinary course of business and are not material to the condition, financial or otherwise, of the Company and its subsidiaries considered as a whole), of the Company or its subsidiaries, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries (except for securities granted pursuant to the Company's employee benefit plans), or any material adverse change in condition (financial or otherwise), financial results, business affairs or business prospects of the Trust or the Company and its subsidiaries, taken as a whole, that, in the Representative's judgment, makes it impractical or inadvisable to offer or deliver the Trust Preferred Securities on the terms and in the manner contemplated in the Prospectus.

         (d) On the Closing Date, there shall have been furnished to the Representative the opinion of Holland & Hart LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

            (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended and as a savings and loan holding company under Section 10 of the Home Owner's Act, as amended ("HOLA"). Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole.

           (ii) All of the issued and outstanding shares of the capital stock of the Company is set forth in the Prospectus under the caption "Capitalization" and have been duly authorized and validly issued and are fully paid and nonassessable.

          (iii) All of the issued and outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable. All of such shares of the subsidiaries are owned by the Company free and clear of all perfected liens and, to the best of such counsel's knowledge, other liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever.

           (iv) All of the issued and outstanding Common Securities of the Trust are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

            (v) The statements in the Prospectus under the caption "Description of the Trust Preferred Securities", "Description of Junior Subordinated Debentures", "Description of Guarantee", "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee", and "Description of First Interstate Capital Stock," insofar as such statements constitute matters of law applicable to the Offerors or summaries of documents, fairly present the information required to be included therein in all material respects.

           (vi) Each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly qualified under the Trust Indenture Act.

          (vii) The Junior Subordinated Debentures are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Debenture Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         (viii) The Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior and Subordinated Debt (as defined in the Indenture) of the Company.

           (ix) Neither the Company nor the Trust is an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

            (x) The statements set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences" constitute an accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

           (xi) Under current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; accordingly, for United States federal income tax purposes each beneficial owner of Trust Preferred Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures, and stated interest on the Junior Subordinated Debentures generally will be included in income by a holder of Trust Preferred Securities at the time such interest income is paid or accrued in accordance with such holder's regular method of tax accounting.

          (xii) For federal income tax purposes, (a) the Junior Subordinated Debentures will constitute indebtedness of the Company and (b) the interest on the Junior Subordinated Debentures will be deductible by the Company on an economic accrual basis in accordance with Section 163(e) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.163-7.

         (xiii) To the actual knowledge of such counsel, the Trust is not required to be authorized to do business in any other jurisdiction and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

          (xiv) The Trust Agreement has been duly authorized, executed and delivered by the Company and the Administrative Trustees.

           (xv) The Registration Statement has become effective under the Act and, to the actual knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. The Prospectus has been filed in the manner and within the time period required by Rule 424(b) of the Act.

          (xvi) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings or rulings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

         (xvii) To the actual knowledge of such counsel, there is no action, suit or proceeding before or by any federal court or federal governmental agency or body, domestic or foreign, or any arbitrator, now pending or threatened in writing against or affecting the Company, the Trust or any subsidiary which is required to be disclosed in the Registration Statement (other than as disclosed therein or in documents incorporated by reference therein), and other than those which individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or which would not materially and adversely affect the consummation of this Agreement.

         (xviii) To the best of such counsel's knowledge, no holders of securities of the Company have rights which have not been waived to the registration of shares of common stock of the Company or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby.

          (xix) The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, notes to the financial statements, other financial data, statistical data and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations.

           (xx) The Company has full corporate power and authority and the Trust has full trust power and authority to enter into this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement to which it is a party and to issue the Junior Subordinated Debentures and Trust Preferred Securities, as the case may be, and to effect the transactions contemplated by this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement to which it is a party. This Agreement has been duly authorized, executed and delivered by the Company, and each of the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). The execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Trust Preferred Securities, the Common Securities, the Junior Subordinated Debentures and the Guarantee and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation of the United States or the State of Montana, or any rule or regulation of any Banking Regulator, or (B) any agreement or instrument know to such counsel to which the Company or the Trust is a party or by which either is bound or to which any of their property is subject which agreement or instrument is material to the Company and its subsidiaries, taken as a whole, or (C) the charter or bylaws of the Company or any subsidiary, or the Trust's Certificate, or
     (D) any order or decree known to such counsel of any court, governmental agency or body or Banking Regulator having jurisdiction over the Company, any subsidiary or the Trust or any of its respective properties, except for any breach, violation or default which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the ability of the Company or the Trust to perform its obligations hereunder; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement, the Trust Preferred Securities, the Junior Subordinated Debentures, or the Guarantee or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Junior Subordinated Debentures by the Company and the Common

     Securities and Trust Preferred Securities by the Trust, except (a) such as may be required under the Act, which has been obtained, or under state securities or blue sky laws, and (b) the qualification of the Trust Agreement, the Guarantee Agreement and the Indenture under the Trust Indenture Act and the rules and regulations thereunder.

          (xxi) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

         Such counsel shall also include a statement to the effect that on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time such Registration Statement became effective and as of the Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of their respective dates and as of the Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.

         In rendering such opinion such counsel may rely (i) as to matters of law other than Montana and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and the Underwriters are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries and of public officials provided that the extent of such reliance is specified in such opinion.

         (e) On the Closing Date, there shall have been furnished to the Representative the favorable opinion, dated as of Closing Date, of Richards, Layton & Finger, counsel to Wilmington Trust Company, as Property Trustee under the Trust Agreement, Debenture Trustee under the Indenture, and Guarantee Trustee under the Guarantee Agreement, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

            (i) Wilmington Trust Company is duly incorporated and is validly existing in good standing as a banking corporation under the laws of the State of Delaware.

           (ii) Wilmington Trust Company has the power and authority to execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Guarantee Agreement.

          (iii) Each of the Trust Agreement, the Indenture and the Guarantee Agreement have been duly authorized, executed and delivered by Wilmington Trust Company and constitutes a legal, valid and binding obligation of Wilmington Trust Company, enforceable against Wilmington Trust Company, in accordance with its terms.

           (iv) The execution, delivery and performance by Wilmington Trust Company of the Trust Agreement, the Indenture and the Guarantee Agreement do not conflict with or constitute a breach of the charter or by-laws of Wilmington Trust Company.

            (v) No consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Wilmington Trust Company is required for the execution, delivery or performance by Wilmington Trust Company of the Trust Agreement, the Indenture and the Guarantee Agreement.

         (f) On the Closing Date, there shall have been furnished to the Representative the favorable opinion, dated as of Closing Date, of Richards, Layton & Finger, as special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

            (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required as of the date hereof under the Delaware Act with respect to the creation and valid existence of the Trust as a business trust have been made.

           (ii) Under the Trust Agreement and the Delaware Act, the Trust has the trust power and authority to own property and to conduct its business, all as described in the Prospectus.

          (iii) The Trust Agreement constitutes a valid and binding obligation of the Company and each of the Property Trustee, the Delaware Trustee and the Administrative Trustees, and is enforceable against the Company and each of the Property Trustee, the Delaware Trustee and the Administrative Trustees, in accordance with its terms.

           (iv) Under the Trust Agreement and the Delaware Act, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations under, this Agreement, and (ii) to issue, and to perform its obligations under, the Trust Preferred Securities and the Common Securities.

            (v) Under the Trust Agreement and the Delaware Act, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations under this Agreement, have been duly authorized by all necessary trust action on the part of the Trust.

           (vi) Under the Delaware Act, the certificate attached to the Trust Agreement as Exhibit E is an appropriate form of certificate to evidence ownership of the Trust Preferred Securities. The Trust Preferred Securities and the Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications hereinafter expressed in this paragraph (vi), the Trust Preferred Securities are fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The respective holders of the Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the respective holders of the Trust Preferred Securities and the Common Securities may be obligated, pursuant to the Trust Agreement, to make certain payments under the Trust Agreement.

          (vii) Under the Trust Agreement and the Delaware Act, the issuance of the Trust Preferred Securities and the Common Securities is not subject to preemptive or similar rights.

         (viii) The issuance and sale by the Trust of the Trust Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Debentures, the execution, delivery and performance by the Trust of this Agreement and the Guarantee Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations under this Agreement do not violate (a) any of the provisions of the Certificate of Trust or the Trust Agreement, or (b) any applicable Delaware law or Delaware administrative regulation.

         (g) On the Closing Date, there shall have been furnished such opinion or opinions from Dorsey & Whitney LLP, counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters, with respect to the formation of the Company, the validity of the Trust Preferred Securities, the Indenture, the Guarantee Agreement, this Agreement, the Registration
Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

         (h) On the Closing Date the Representative shall have received a letter from KPMG Peat Marwick LLP, independent certified public accountants, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Representative, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 241 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of each said firm with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

         (i) On the Closing Date, there shall have been furnished to the Representative, a certificate, dated the Closing Date and addressed to the Underwriters, signed by the President or the Chief Executive Officer and by a Vice President, Secretary and Treasurer of the Company, to the effect that:

            (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Offerors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

           (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Trust Preferred Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body: and

          (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and (A) such documents contain all statements and information required to be included therein, the

     Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Trust, the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock (except regular quarterly cash dividends declared by the Board of Directors of the Company and paid by the Company in the ordinary course of business in accordance with the dividend policy established by the Board of Directors), and, except as disclosed in the Prospectus, there has not been any change in the capital stock of the Company or any subsidiary (except for options granted (or the exercise thereof) pursuant to or shares of Common Stock issued pursuant to the employee benefit plans of, or as compensation to the directors disclosed in the Registration Statement or Prospectus), or any issuance of options, warrants, convertible securities or other rights to purchase capital stock of the Company or any subsidiary, or any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company or any subsidiary, or any material adverse change, in condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or in the financial results or business affairs of the Company and its subsidiaries, taken as a whole, and the Company has not sustained any material loss or damage to its property or material interference with its business whether or not any of the foregoing is insured, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company or the Trust, threatened or contemplated, any action, suit or proceeding to which the Trust, the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or in the financial results or business affairs of the Company and its subsidiaries, taken as a whole.

            (j) On the Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date and addressed to the Underwriters, signed by the Administrative Trustees, to the effect that:

            (i) The representations and warranties of the Trust in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

           (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Trust Preferred Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

          (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (a) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Trust has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its trust preferred securities, and except as disclosed in the Prospectus, there has not been any change in the trust preferred securities, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the preferred securities, of the Trust or any material adverse change in the condition (financial or otherwise) of the Trust, or in the financial results or business affairs of the Trust, and the Trust has not sustained any material loss or damage to its property or material interference with its business, whether or not any of the foregoing is insured, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Trust, threatened or contemplated, any action, suit or proceeding to which the Trust is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business or results of operations of the Trust.

         (k) The Company shall have furnished to the Representative and to the Underwriters' counsel such additional documents, certificates and evidence as the Representative or they may have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and the Underwriters' counsel.

    6.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Offerors agree, jointly and severally, to indemnify and hold harmless each Underwriter against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and the Trust), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Offerors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, in reliance upon and in conformity with written information furnished to the Offerors by the Representative on behalf of the Underwriters specifically for use in the preparation thereof; and provided further that the Offerors shall not be liable to any Underwriter under the indemnity agreement in this subsection
(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Trust Preferred Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Offerors have previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus or the Prospectus, as the case may be, which was corrected in the Prospectus (or the Prospectus as amended or supplemented).

         (b) Each Underwriter agrees, severally but not jointly, to indemnify and hold harmless the Company and the Trust against any losses, claims, damages or liabilities to which the Company and the Trust may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of such Underwriter, specifically for use in the preparation thereof, and will reimburse the Company and the Trust for any legal or other expenses reasonably incurred by the Company and the Trust in connection with investigating or defending against any such loss, claim, damage, liability or action.

         (c) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, which may become due from the Trust under subsection (a).

         (d)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the indemnified party, it is advisable for the indemnified party to be represented by separate counsel other than counsel for the indemnified party, the indemnified party shall have the right to employ a single counsel to represent the indemnified party, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

         (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Trust on the one hand and the Underwriters on the other from the offering of the Trust Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Trust and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection
(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection
(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company and the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or the Trust within the meaning of the Act.

     7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Offerors herein or in certificates delivered pursuant hereto, and the agreements of the Offerors and the Underwriters contained in Section 6 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons or the Trust or any if its trustees, or controlling persons and shall survive delivery of, and payment for, the Trust Preferred Securities to and by the Underwriters hereunder.

     8.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

         (a) This Agreement shall become effective at 10:00 a.m., Rocky Mountain time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as the Representative in its discretion shall first release the Trust Preferred Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as the Representative in its discretion shall first release the Trust Preferred Securities for sale to the public. For the purpose of this Section, the Trust Preferred Securities shall be deemed to have been released for sale to the public upon release by the Representative of the publication of a newspaper advertisement relating thereto or upon release by the Representative of telexes offering the Trust Preferred Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, the Representative, the Trust or the Company may prevent this

Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

         (b) The Representative shall have the right to terminate this Agreement, by notice as hereinafter specified, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise) of the Company, or in the financial results, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if either Offeror shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, or (iii) if any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Offerors is not fulfilled, or (iv) if there has occurred any material adverse change in the financial markets in the United States or any outbreak or the escalation of major hostilities involving the United States or the declaration by the United States of a national emergency, war, or other calamity or crisis, the effect of which is such as to make it, in the Representative's reasonable judgment, impracticable or inadvisable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (v) if trading in the Trust Preferred Securities has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or Montana authorities. If this Agreement is terminated pursuant to this Section 8(b), such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

         (c) If the Representative elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone or telegram, confirmed by letter. If the Trust or the Company elects to prevent this Agreement from becoming effective, the Representative shall be notified by the Trust or the Company by telephone or telegram, confirmed by letter.

     9. DEFAULT BY THE COMPANY. If the Trust shall fail at the Closing Date to sell and deliver the number of Trust Preferred Securities which it is obligated to sell hereunder or the Company fails to deliver the number of Junior Subordinated Debentures required to be delivered pursuant to the Trust Agreement, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section shall relieve the Trust or the Company so defaulting from liability, if any, in respect of such default.

     10. DEFAULT BY THE UNDERWRITERS

         (a) If any Underwriter shall default in its obligation to purchase the Trust Preferred Securities which it has agreed to purchase hereunder, the Representative may in its discretion arrange for it or another party or other parties to purchase such Trust Preferred Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Trust Preferred Securities, then the Company and the Trust shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Trust Preferred Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company and the Trust that it has so arranged for the purchase of such Trust Preferred Securities, or the Company and the Trust notify the Representative that it has so arranged for the purchase of such Trust Preferred Securities, the Representative or the Company and the Trust shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Trust agree to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Trust Preferred Securities.

    (b) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by the Representative and the Company and the Trust as provided in subsection (a) above, the aggregate principal amount of such Trust Preferred Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Trust Preferred Securities to be purchased, then the Company and the Trust shall have the right to require the non-defaulting Underwriters to purchase the number of Trust Preferred Securities which such Underwriter agreed to purchase hereunder and, in addition, to require the non-defaulting Underwriters to purchase its pro rata share (based on the aggregate principal amount of Trust Preferred Securities which such Underwriter agreed to purchase hereunder) of the Trust Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve the defaulting Underwriter from liability for its default.

    (c) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by the Representative and the Company and the Trust as provided in subsection (a) above, the aggregate principal amount of such Trust Preferred Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Trust Preferred Securities to be purchased, or if the Company and the Trust shall not exercise the right described in subsection
(b) above to require non-defaulting Underwriters to purchase Trust Preferred Securities of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Trust, except for the expenses to be borne by the Company and the Underwriters as provided in
Section 4(a)(viii) hereof and the indemnity and contribution agreements in
Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     11. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the last paragraph of the cover page and under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by the Representative on behalf of the Underwriters referred to in Section 2 and Section 6 hereof.

     12. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to the Underwriters, c/o D. A. Davidson & Co., 8 Third Street North, Great Falls, Montana 59401, Attention:
Syndicate Department; if to the Company, shall be mailed, telegraphed or delivered to it at First Interstate BancSystem, Inc., 401 North 31st Street, Billings, Montana 59116, Attention: Chief Executive Officer; if to the Trust, shall be mailed, telegraphed or delivered to it c/o First Interstate BancSystem, Inc., 401 North 31st Street, Billings, Montana 59116, Attention:
Chief Executive Officer. All notices given by telegram shall be promptly confirmed by letter. Any notice to the Trust shall also be copied to the Company at the address previously stated, Attention: Chief Executive Officer. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Trust Preferred Securities from the Underwriters.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Montana.

                           [Signature Page Follows]

     Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                       Very truly yours,

                                       FIRST INTERSTATE BANCSYSTEM, INC.,


                                       By
                                          -------------------------------------


                                       FIB CAPITAL TRUST


                                       By
                                          -------------------------------------


Accepted as of the date hereof.


D. A. DAVIDSON & CO., for itself and as
Representative of the several Underwriters referred to in this Agreement


By:
    --------------------------------
           Authorized Signatory

                                   SCHEDULE I


                                                          Total Number of
                                                    Trust Preferred Securities
     Underwriter                                          to be Purchased
     -----------                                    ---------------------------

D. A. Davidson & Co..............................            $

[NAME OF UW].....................................


         Total...................................            $